KING & CO.
investment management inc.

FIRST AMENDMENT TO OFFICE LEASE
KINGS BUILDING
142 SANSOME STREET, SAN FRANCISCO

This FIRST AMENDMENT TO OFFICE LEASE is made as of this 27th day of July 2021, between King Family Irrevocable Trust, as Landlord, and 89bio, Inc., a Delaware Corporation, as Tenant.

RECITALS:

Landlord and Tenant entered into that certain Office Lease dated as of December 5, 2019 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “Premises”) containing 3,554 rentable square feet of space, located on the 2nd floor of that certain office building known as 142 Sansome Street located in San Francisco, California (the “Building”).

Tenant desires to extend the term of the Lease and establish the rent to be paid during such extended term.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.

EXTENSION OF TERM OF LEASE.  The Term of the Lease, which is currently scheduled to expire on January 14. 2022, is hereby extended for an additional period of one (1) year on January 15, 2022 (the “Extension Commencement Date”), and shall expire on January 14. 2023 (the “Extended Expiration Date”), with one (1) one (1) year option to renew at $16,848.00 with written notice of its intent to renew 180 days prior to the expiration of the lease term.

2.	SECURITY DEPOSIT. The previous security deposit will not change and be applied towards the extended term of the lease.
3.

PAYMENT OF BASE RENT.  Prior to the Extension Commencement Date, the monthly Base Rent payable by Tenant shall continue to be as set forth in the Lease.  Commencing on the Extension Commencement Date and continuing throughout the Extended Term, Tenant shall pay to Landlord, in accordance with the terms of the Lease, monthly installments of annual Base Rent for the Premises in the following amounts:

Year 1: January 15, 2022 to January 14, 2023 -the monthly installments of annual Base Rent are $16,200.00.

4.	Tenant hereby accepts the premises in its “AS IS” condition.

KING & CO.
investment management inc.

5.	BASE YEAR. Tenant shall pay its pro rata share of any increases in taxes and operating expenses of over and above a 2020 base year.
6.	Landlord will waive the extra $150.00/month charge for the additional lights set for Monday-Friday 7am-7pm.
7.

Tenant hereby warrants that they have no dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no real estate broker, agent or finder who is entitled to a commission in connection with this Amendment.

8.	All other terms and conditions from the Lease are in full force and shall remain unchanged throughout this extension.

[Signatures appear on the following page]

KING & CO.
investment management inc.

IN WITNESS WHEREOF, Landlord and Tenant have executed this FIRST AMENDMENT TO OFFICE LEASE as of the day and year first written above.

LANDLORD:		TENANT:
King Family Irrevocable Trust		89bio, Inc.
By:	/s/ Shirley King	By:	/s/ Quoc Le-Nguyen
	Shirley King		Quoc Le-Nguyen
Its:	Trustee	Its:	Trustee
Date:	7/27/2021	Date:	7/27/2021